Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-90211 as amended) pertaining to Coca-Cola Enterprises Inc. Savings Plan for Organized Employees of Southern New England of our report dated June 23, 2006, with respect to the 2005 financial statements and supplemental schedule of the Coca-Cola Enterprises Inc. Savings Plan for Organized Employees of Southern New England included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Banks, Finley, White & Co.

College Park, Georgia

June 23, 2006